APPENDIX A

                            EXPLANATION OF RESPONSES

(1) QIP (as defined below) converted 445,410 shares of Series A Convertible Preferred Stock on June 15, 2006, at a conversion price of $2.34 per share, resulting in the acquisition of 3,806,923 shares of Common Stock, par value $0.01 per share of the Issuer ("Common Stock"). Each share of Series A Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($20.00) divided by such conversion price.

(2) These securities are held for the benefit of Quantum Industrial Partners LDC, an exempted limited duration company formed under the laws of the Cayman Islands ("QIP"). QIH Management Investor, L.P., an investment advisory firm organized as a Delaware limited partnership ("QIHMI"), is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company ("QIH Management"). Soros Fund Management LLC, a Delaware limited liability company ("SFM"), is the sole managing member of QIH Management. The reporting person is the chairman of SFM and, in such capacity, may be deemed to have voting and dispositive power over securities held for the benefit of QIP.

(3) QIP converted 8,607,843 shares of Series B Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 26,503,096 shares of Common Stock. Each share of Series B Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($2.34) divided by such conversion price.

(4) QIP converted 968.3 shares of Series C Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 1,274,079 shares of Common Stock. Each share of Series C Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(5) QIP converted 4668.262 shares of Series D Convertible Preferred Stock, on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 6,142,450 shares of Common Stock. Each share of Series D Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price. Contemporaneously the Issuer paid, pursuant to the terms of the Series D Convertible Preferred Stock, approximately $584,784 of accrued and unpaid dividends on the Series D Convertible Preferred Stock through the issuance of 769,451 shares of Common Stock, at a conversion price of $0.76 per share.

(6) QIP converted 968.3 shares of Series E Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 1,274,079 shares of Common Stock. Each share of Series E Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(7) QIP converted 2,904.6 shares of Series F Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.82 per share, resulting in the acquisition of 3,542,195 shares of Common Stock. Each share of Series F Convertible Preferred Stock, par value $0.01 per share, was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(8) SFMD (as defined below) converted 14,590 shares of Series A Convertible Preferred Stock on June 15, 2006, at a conversion price of $2.34 per share, resulting in the acquisition of 124,701 shares of Common Stock, par value $0.01 per share of the Issuer ("Common Stock"). Each share of Series A Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($20.00) divided by such conversion price.

(9) These securities are held for the benefit of SFM Domestic Investments LLC, a Delaware limited liability company ("SFMD"). The reporting person is the sole managing member of SFMD and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the benefit of SFMD.

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(10)     SFMD converted 281,571 shares of Series B Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 866,942 shares of Common Stock. Each share of Series B Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($2.34) divided by such conversion price.

(11) SFMD converted 31.7 shares of Series C Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 41,711 shares of Common Stock. Each share of Series C Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(12) SFMD converted 152.829 shares of Series D Convertible Preferred Stock, on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 201,091 shares of Common Stock. Each share of Series D Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price. Contemporaneously the Issuer paid, pursuant to the terms of the Series D Convertible Preferred Stock, approximately $19,144 of accrued and unpaid dividends on the Series D Convertible Preferred Stock through the issuance of 25,190 shares of Common Stock, at a conversion price of $0.76 per share.

(13) SFMD converted 31.7 shares of Series E Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.76 per share, resulting in the acquisition of 41,711 shares of Common Stock. Each share of Series E Convertible Preferred Stock was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(14) SFMD converted 95.4 shares of Series F Convertible Preferred Stock on June 15, 2006, at a conversion price of $0.82 per share, resulting in the acquisition of 116,341 shares of Common Stock. Each share of Series F Convertible Preferred Stock, par value $0.01 per share, was convertible into a number of shares of Common Stock equal to the face amount ($1,000) divided by such conversion price.

(15) These shares are immediately convertible and shall remain convertible so long as they are outstanding.